Exhibit m(viii) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                    EXHIBIT G

                                     to the

                                Distribution Plan

                         MONEY MARKET OBLIGATIONS TRUST

                    FLORIDA MUNICIPAL CASH TRUST - Cash II Shares
                 FLORIDA MUNICIPAL CASH TRUST - Institutional Shares

                   NEW YORK MUNICIPAL CASH TRUST - Cash II Shares
            NEW YORK MUNICIPAL CASH TRUST - Institutional Service Shares

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Shares of the Funds set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Shares of the Funds held during the month.

         Witness the due execution hereof this 1st day of November, 1999.

                              MONEY MARKET OBLIGATIONS TRUST

                              By:  /S/ RICHARD B. FISHER
                                 ---------------------------------------
                             Name: Richard B. Fisher

                              Title: Vice President